Exhibit 10.1

PROMISSORY NOTE

(Revolving)

$2,000,000.00	May 21, 2025

For value received, ARGENT TRUST COMPANY, TRUSTEE OF THE SAN JUAN BASIN ROYALTY TRUST, a grantor trust created under the laws of the State of Texas under that certain Amended and Restated Royalty Trust Indenture dated December 12, 2007, as amended by First Amendment to the Amended and Restated Trust Indenture dated February 15, 2024 (“Borrower”), promises to pay to the order of TEXASBANK, a Texas state bank (“Lender”), at 4521 S. Hulen Street, Suite 200, Fort Worth, Texas 76109, or at such other address as Lender shall from time to time specify in writing, the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) or so much thereof as from time to time may be advanced by Lender to Borrower under this Note, in legal and lawful money of the United States of America, with interest on the outstanding principal from the date advanced until paid at the rate set out below, and otherwise in strict accordance with the terms and provisions of this Promissory Note (Revolving) (this “Note”).

1.
Revolving Line of Credit. Under this Note, Borrower may request advances and make payments under this Note from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time under this Note shall not at any time exceed $2,000,000. The unpaid principal balance of this Note shall increase and decrease with each new advance or payment under this Note, as the case may be. Subject to Section 7, (a) this Note shall not be deemed terminated or canceled prior to the Maturity Date (as defined below) even though the entire principal balance of this Note may be paid in full from time to time, and (b) Borrower may borrow, repay, and re-borrow under this Note.
2.
Payment.
(a)
Payment Terms. Interest only shall be due and payable monthly as it accrues on the 5th day of each calendar month, beginning June 21, 2025, and continuing monthly thereafter until May 21, 2027 (the “Maturity Date”), when the entire amount of this Note, principal and accrued interest then remaining unpaid, shall be then due and payable. Interest shall be calculated on the unpaid principal balance of this Note each day principal is outstanding.
(b)
Manner of Payments. All payments of interest and principal to Lender shall be made in lawful money of the United States of America no later than 12:00 pm (Fort Worth, Texas time) on the date on which such payment is due by cashier’s check, certified check, or by wire transfer of immediately available funds.
(c)
Application of Payments. Except as may be expressly provided in this Note to the contrary, all payments on this Note shall be applied in the following order of priority: (i) the payment or reimbursement of any expenses, costs, or obligations (other than the outstanding principal balance of this Note and interest on this Note) for which Borrower (or any other party) shall be obligated to pay or reimburse, as applicable, or to which Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents, (ii)

the payment of accrued but unpaid interest on this Note, and (iii) the payment of all or any portion of the then-outstanding principal balance of this Note, in the direct order of maturity. If an Event of Default exists under this Note or under any of the other Loan Documents, then Lender may, in its sole and absolute discretion, apply any such payments, at any time and from time to time, to any of the items specified in clauses (i), (ii), or (iii) above without regard to the order of priority otherwise specified in this Section, and any application of such payments to the outstanding principal balance of this Note may be made in either the direct or inverse order of maturity, at the sole and absolute discretion of Lender.
(d)
Business Day Convention. Whenever any payment to be made under this Note or under any other Loan Document shall be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time for payment will be taken into account in calculating the amount of interest payable under this Note. “Business Day” means a day other than a Saturday, Sunday or a day on which commercial banks in the State of Texas are authorized to be closed, or are in fact closed.
(e)
Rescission of Payments; Unconditional Payments. If at any time any payment made by Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower, or for any other reason, Borrower’s obligation to make such payment shall be reinstated as though such payment had never been made. Borrower is obligated to pay all principal, interest, costs, fees, expenses and any other obligations as specified under the Loan Documents absolutely and unconditionally, without any abatement, postponement, diminution, deduction, offset, demand, counterclaim or recoupment (each of which is hereby waived). Acceptance by Lender of any payment in an amount less than the amount then due on any obligations shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (i) waive or excuse the existence of an Event of Default, (ii) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (iii) waive the requirement of punctual payment and performance or constitute a novation in any respect.
3.
Interest.
(a)
Interest Rate. Interest on the outstanding and unpaid principal balance of this Note shall be computed at a per annum rate equal to the Prime Rate (as defined below) plus 1.00%, with said rate to be adjusted as set forth in this Note to account for any changes in the Prime Rate; provided, however, in no event shall the resulting all-in rate be less than six and one-half percent (6.50%). As used in this Section, “Prime Rate” means, for any date (the “Interest Calculation Date”), the U.S. prime rate quoted in the “Borrowing Benchmarks | Money Rates” section (or in any successor section thereto) of The Wall Street Journal (U.S. Edition) (or in any successor publication thereto) published on the date that is five (5) Business Days prior to the Interest Calculation Date; provided, that if Lender determines at any time that such lookback convention is not administratively feasible for Lender, then Lender may, permanently or temporarily, implement another convention

(which may use a lookback of a different duration) in its reasonable discretion, without further notice to or consent from Borrower. Borrower understands and acknowledges that if more than one (1) U.S. prime rate is quoted at any time by The Wall Street Journal, the highest of such prime rates shall constitute the Prime Rate under this Note. Upon each increase or decrease in the Prime Rate, as the case may be, the rate of interest upon the unpaid principal balance of this Note shall be increased or decreased by the same amount as the increase or decrease in the Prime Rate, such increase or decrease to become effective as of the day of each such change in the Prime Rate (subject to the lookback convention, if any, set forth above) and without notice to Borrower. Each determination by Lender of the Prime Rate shall be conclusive and binding upon Borrower absent manifest error and may be computed using any reasonable averaging and attribution method. Borrower understands and acknowledges that the Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by Lender to any customer.

If Lender determines, in its sole discretion, that the Prime Rate is no longer quoted by The Wall Street Journal, is discontinued, is unreliable, or is otherwise temporarily, permanently or indefinitely unavailable, Lender may select a substitute rate plus an adjustment (which may be a positive or negative value or zero) that Lender determines, in Lender’s sole and absolute discretion, to be comparable to such prime rate, and the substituted rate and adjustment selected by Lender shall constitute the Prime Rate under this Note, effective immediately upon Lender’s selection, and Lender shall send written notice of same to Borrower.

(b)
Computation of Interest. Interest shall be computed on a per annum basis of a year of 360 days and for the actual number of days elapsed.
(c)
Default Interest. Upon the occurrence of any Event of Default under this Note or under any of the other Loan Documents, regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights, remedies, or recourse available to Lender (or other holder of this Note) under the Loan Documents, at law, or in equity, at the option of Lender (or other holder of this Note) and without notice or demand, interest due under this Note shall accrue at the rate stated above plus five percent (5%) per annum. Borrower understands and acknowledges that it would be extremely difficult or impracticable to determine the actual damages suffered by Lender (or other holder of this Note) resulting from any Event of Default, and such accrued interest is a reasonable estimate of those damages and does not constitute a penalty.
(d)
Interest Rate Limitation. Notwithstanding anything in this Note, or any other Loan Document, Borrower and Lender intend to strictly conform to all applicable usury laws. In no event, whether by reason of demand for payment or acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged, or received by Lender under this Note, under any of the other Loan Documents, or otherwise exceed the maximum interest permitted by applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum interest permitted by applicable law, the interest payable to Lender shall be reduced automatically to the maximum interest permitted by applicable law. If Lender shall ever receive anything of value deemed interest under applicable law which would, apart from this paragraph, be in excess of the maximum interest permitted by applicable law, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing on this Note in the inverse order of its maturity and not to the payment of interest, or if such amount of interest which would have been in excess of the maximum interest permitted by applicable law exceeds the unpaid principal balance of this Note, such excess amount shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note (including any renewal or extension) so that the amount of interest on account of such indebtedness does not exceed the maximum interest permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between Borrower and Lender with respect to interest rate limitation. Borrower hereby agrees that as a condition precedent to any claim or counterclaim seeking usury penalties against Lender, Borrower will provide written notice to Lender, notifying Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the principal amount owing on this Note.
4.
Prepayment. Borrower may prepay, at any time and from time to time upon ten (10) days’ prior written notice to Lender, the outstanding principal balance of this Note, without fee, premium, or penalty; provided, however, that such prepayment also shall include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment, plus any other sums which have become due to Lender under this Note and the other Loan Documents on or before the date of prepayment but which have not been fully paid. Any partial prepayments of principal shall be applied in inverse order of maturity to the last maturing installment(s) of principal due under this Note.
5.
Late Charge. If a payment is made more than ten (10) days after it is due, Borrower will be charged, in addition to interest, a delinquency charge of 5% of the unpaid portion of such regularly-scheduled payment. Additionally, upon maturity of this Note, if the outstanding principal balance (plus all accrued but unpaid interest) is not paid within ten (10) days of the Maturity Date, Borrower will be charged a delinquency charge of 5% of the sum of the outstanding principal balance plus all accrued but unpaid interest, Borrower agrees with Lender that the charges set forth in this Note are reasonable compensation to Lender for the handling of such late payments.
6.
Default. Each of the following shall constitute an event of default (“Event of Default”) under this Note:
(a)
Payment Default. Borrower fails to make any payment when due under this Note.
(b)
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the Loan Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

(c)
Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or to perform Borrower’s obligations under this Note or any of the Loan Documents.
(d)
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or under the Loan Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
(e)
Dissolution or Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver over any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding, whether voluntary or involuntary, under any bankruptcy or insolvency laws by or against Borrower.
(f)
Continuity of Operations. Borrower engages in (i) any business activities substantially different than those in which Borrower is presently engaged, or (ii) ceases operations, liquidates, merges, transfers, acquires, or consolidates with any other entity, changes ownership, dissolves, or transfers or sells assets other than in the ordinary course of business.
(g)
Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or any governmental agency against any collateral securing the Note. This includes garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
(h)
Adverse Change. A material adverse change occurs in Borrower’s financial condition.
(i)
Change in Trustee. Argent Trust Company shall cease to serve as the Trustee of the San Juan Basin Royalty Trust.
7.
Lender’s Rights. Upon the occurrence of an Event of Default specified herein or in any of the other Loan Documents, Lender (or other holder of this Note) may, at its option and without notice or demand, (i) declare the outstanding principal balance of, and accrued but unpaid interest on, this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, including but not limited to permanently terminating Borrower's ability to borrow, repay and re-borrow under this Note, (iii) foreclose all liens securing payment of this Note, (iv) pursue any and all other rights, remedies and recourse available to Lender (or other holder of this Note), including but not limited to any such rights, remedies or recourse under the Loan Documents, at law or in equity, or (v) pursue any combination of the foregoing; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Borrower agrees and promises to pay all costs of collection, including reasonable attorney's fees.
8.
Security. This Note is secured by, among other things, the following:
(a)
a Mortgage-Collateral Real Estate Mortgage, Security Agreement, Assignment of Production, and Financing Statement of even date herewith from Borrower for the benefit of Lender, covering certain real property situated in Rio Arriba, Sandoval and San Juan Counties, New Mexico, as more particularly described therein.

This Note, the above described mortgage and deed of trust and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note, including but not limited to those documents described above, are collectively referred to as the “Loan Documents.” The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

9.
Texas Finance Code. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the “weekly ceiling” specified in such article shall be the ceiling applicable to this Note; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.
10.
Purpose of Loan. Borrower agrees that no advances under this Note shall be used for personal, family, or household purposes, and that all advances under this Note shall be used solely for business, commercial, investment, or other similar purposes and in accordance with the terms and provisions of this Note and the other Loan Documents.
11.
Expenses. Borrower shall reimburse Lender (or other holder of this Note) on demand for all costs, expenses, and fees (including reasonable expenses and fees of legal counsel) incurred by Lender (or other holder of this Note) in connection with the transactions contemplated by this Note and any other Loan Documents, including the negotiation, documentation, and execution of this Note and any other Loan Documents and the enforcement of the rights of Lender (or other holder of this Note) under this Note and any other Loan Documents.
12.
Waiver. Borrower expressly waives presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor, and all other notices and demands for which waiver is not prohibited by applicable law, and diligence in the collection of this Note. No delay or omission of Lender in exercising any right under this Note or under applicable law shall be a waiver of such right or any other right under this Note or applicable law.
13.
Governing Law; Venue. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated by this Note shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to conflicts of laws principles. In the event of a dispute involving this Note or any other instrument or Loan Document executed in connection with this Note, Borrower irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Tarrant County, Texas.
14.
Successors and Assigns. This Note may be assigned or transferred by Lender to any person or third party without notice to or consent from Borrower. Borrower may not assign or transfer this Note or any of Borrower’s rights under this Note without the prior written consent of Lender. This Note shall inure to the benefit of, and be binding upon, Lender and Borrower and their permitted successors and assigns.
15.
Financial Information. Borrower agrees to promptly furnish and cause any other party who signs, guarantees, or endorses this Note, or any other Loan Document, to furnish such financial information and statements, including financial statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports, all in a format acceptable to Lender, with respect to Borrower’s or such party’s financial condition and business operations as Lender may reasonably request from time to time. This provision shall not alter any obligation of Borrower or any other party to deliver to Lender certain financial information, statements, and other reports pursuant to the terms of any other Loan Document.
16.
Consent to Sale. Borrower agrees that Lender may, at its option, sell interests in this Note and its rights and remedies under this Note to one or more financial institutions or other parties acceptable to Lender and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Borrower or any other party to each prospective purchaser.
17.
Returned Check Fee. Borrower will pay to Lender, on demand, a processing fee in the amount of $25.00 for each check which is provided to Lender by Borrower in payment of an obligation owing the Lender under any loan document, but returned or dishonored for any reason.
18.
Argent Trust Company. By executing this Note, Argent Trust Company is not acting in its individual capacity, but solely as Trustee of the San Juan Basin Royalty Trust.

THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, this Note is hereby executed and delivered by the Borrower as of the date first written above.

BORROWER:

ARGENT TRUST COMPANY, TRUSTEE OF THE SAN JUAN BASIN ROYALTY TRUST

By:	/s/ Nancy Willis
Nancy Willis, Director of Royalty Trust Services

Signature Page to Promissory Note